Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-229222) pertaining to HyreCar, Inc. 2018 Equity Incentive Plan,
2)	Registration Statement (Form S-8 No. 333-230472) pertaining to HyreCar, Inc. 2016 Equity Incentive Plan;

of our report dated April 14, 2020 with respect to the consolidated financial statements of HyreCar, Inc. which appear in this Annual Report on Form 10-K.

/s/ dbbmckennon

Newport Beach, California

April 14, 2020